Exhibit 8


          THIS PROMISSORY NOTE AND THE SECURITIES OBTAINABLE UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


                         SENIOR SECURED CONVERTIBLE NOTE


U.S. $1,000,000                                                December 17, 2003

      FOR VALUE RECEIVED, Vital Living, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of SkyePharma PLC (the "Lender") the principal amount of One Million ($1,000,000) Dollars (the "Principal Amount"), together with all accrued but unpaid interest on this Note on December 17, 2008 (the "Maturity Date"), subject to conversion as provided herein. The outstanding Principal Amount of this Note shall bear interest at the rate of twelve percent (12%) per annum (calculated daily on the basis of a 360-day year and actual calendar days elapsed) payable semi-annually beginning June 17, 2004 and thereafter on each June 17 and December 17. Interest at the rate of eight percent (8%) per annum will be paid in cash and the balance of four percent (4%) per annum may be paid, at the Company's sole option, either in cash or in fully paid and non-assessable shares of the Company's common stock, $0.001 par value per share ("Common Stock"). If, to the extent permitted hereunder, the Company issues shares of Common Stock to pay the interest due under this Note ("Interest Shares"), such shares shall be valued at the average of the last sales price of the Common Stock for the 10 Trading Days ended five business days prior to the relevant interest payment date.

      The first two interest payments to be made under this Note (payments due on June 17, 2004 and December 17, 2004) have been placed in an interest bearing escrow account pursuant to that certain escrow agreement, dated as of December 15, 2003, between the Company and Graubard Miller, as escrow agent.

      Both the Principal Amount and all accrued interest shall be paid in lawful money of the United States of America and/or, to the extent permitted hereunder, Interest Shares to the Lender at 105 Piccadilly, London, England W1J 7NJ, or at such other address as the Lender may designate by notice in writing to the Company, in immediately available funds.

      If any payment hereunder falls due on a Saturday, Sunday or legal holiday, it shall be payable on the next succeeding business day and such additional time shall be included in the computation of interest.

      The Company may redeem this Note, in whole but not in part, commencing December 17, 2004, upon not less than twenty (20) business days' prior written notice to the Lender as described in Section 13 hereof ("Redemption Notice") at the Principal Amount, without premium or penalty, but with all interest accrued up until the date of prepayment, provided that the last sales price of the Common Stock is at least $3.00 for the ten (10) consecutive Trading Days (as defined in Section 5(g), below) ending the day prior to the day on which the Redemption Notice is sent to the Lender. The sending of the Redemption Notice shall not affect the Lender's ability to convert the Note at any time prior to the date set for redemption.

      This Note is one of a series of Senior Secured Convertible Notes ("Senior Notes" or "Notes") containing substantially identical terms and conditions issued pursuant to a Securities Purchase Agreement ("Securities Purchase Agreement"), dated December 15, 2003, by and between the Company and the Investors. This Note is entitled to the benefits of that certain Security Agreement ("Security Agreement"), dated as of December 15, 2003, between the Company and Lender covering certain collateral ("Collateral"). The issuance of this Note and the granting of the security interest in the Collateral to the Lender pursuant to the Security Agreement are intended by the Company and Lender to be a contemporaneous exchange for new value given by Lender to the Company in an amount equivalent to the value given by the Company to Lender. Terms used but not defined herein shall have their respective meanings assigned in the Securities Purchase Agreement and/or Security Agreement. The Security Agreement, the Uniform Commercial Code Financing Statements to be filed in connection with the Security Agreement and any and all other documents executed and delivered by the Company to Lender under which Lender is granted liens on assets of the Company are collectively referred to as the "Security Documents."

      The shares of Common Stock into which this Note may be convertible, as well as the Interest Shares, are also referred to in, and entitled to the benefits of, that certain registration rights agreement between the Company and the Lender, dated as of December 15, 2003 (the "Registration Rights Agreement").


      1. Ranking.

         (a) The indebtedness evidenced by the Senior Notes and the payment of the Principal Amount and interest thereof shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of the Company. "Senior" shall be deemed to mean that, in the event of any default in the payment of the obligations represented by the Senior Notes or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on the Senior Notes, shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of the Company, shall be paid over to the Lenders for application to the payment hereof, unless and until all obligations under the Senior Notes (which shall mean the Principal Amount and other obligations arising out of, premium, if any, accrued interest on, and any costs and expenses payable under, the Senior Notes) shall have been paid and satisfied in full.

         (b) The Company may not incur any additional indebtedness senior to or pari passu with this Note without the prior approval of the Lenders representing at least fifty percent (50%) of the principal amount of the Notes then outstanding; provided, however, that the

Company may arrange a financing secured only by accounts receivable and inventory, as described in the Security Agreement.

      2. Conversion.

         (a) Conversion. The Principal Amount of this Note shall be convertible, in whole but not in part, at any time, at the election of the Lender, into validly issued, fully paid and non-assessable shares of Common Stock, free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes). The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the principal amount of the Note by (ii) $1.00
("Conversion Price"), subject to any adjustments pursuant to Section 5. Any fraction of a share resulting from these calculations shall be rounded upward to the whole share.

         (b) Mechanics and Effect of Conversion. To exercise a Conversion, the Lender shall surrender its Note, duly endorsed, together with a written conversion notice to the Company at its principal office. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Lender, at its address, a certificate or certificates for the number of shares to which such Lender is entitled upon such conversion. This Note shall be deemed to have been converted immediately prior to the close of business on the date of giving of such notice and the Lender shall be treated for all purposes as the record holder of the Common Stock deliverable upon such conversion as of the close of business on such date. The Company shall pay the Lender all accrued but unpaid interest due hereunder through the date of conversion, such payment to accompany the stock certificate referred to above. In the event that the Company has sent a Redemption Notice and the Lender has notified the Company that it intends to convert its Note but has not properly tendered its Note, either by reason of a missing Note, improper endorsement or otherwise, the Company shall promptly notify the Lender and use its best efforts to assist the Lender to ensure that the Lender is able to convert prior to redemption, including without limitation by providing a substitute Note.

         (c) No Impairment. The Company will not, by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, recapitalization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights and any other rights of the Lender of this Note against dilution or other impairment.

      3. Reservation of Shares. The Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its capital stock to provide for the full conversion of this Note. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, the Company shall take any and all corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. All shares of Common Stock which shall be so issued shall be validly issued, fully paid and nonassessable, and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed.

      4. Change of Control. In the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Company, (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company to another person and (iii) a voluntary or involuntary dissolution, liquidation or winding up of the Company (a "Fundamental Event"), the Lender shall have the right to receive, at the option of the Lender: (A) the outstanding principal amount of this Note plus an amount equal to all accrued but unpaid interest to the date of consummation of the transaction or upon dissolution or liquidation, or (B) the consideration a Lender of the Note would receive if such Lender were a holder of the Common Stock into which such Note were convertible as of such Fundamental Event. The Company will give the Lender written notice of not less than twenty (20) business days prior to the date of the Fundamental Event. The occurrence of any such event or the giving of such notice shall be without prejudice to the Lender's right to exercise its rights pursuant to Section 2 up until the date of consummation of such Fundamental Event. The provisions of Section 2(b) and
Section 13 shall apply to such notice in all respects as if such notice were a Redemption Notice.

      5. Certain Adjustments. The number of shares of Common Stock into which this Note may be converted under Section 2 shall be subject to adjustment in accordance with the following provisions:

         (a) Adjustment for Reorganization or Recapitalization. If, while this Note remains outstanding and has not been converted, there shall be a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), all necessary or appropriate lawful provisions shall be made so that the Lender shall thereafter be entitled to receive upon conversion of this Note, the greatest number of shares of Common Stock or other securities or property that a holder of the class of securities deliverable upon conversion of this Note would have been entitled to receive in such reorganization or recapitalization if this Note had been converted immediately prior to such reorganization or recapitalization, all subject to further adjustment as provided in this Section 5. If the per share consideration payable to the Lender for such class of securities in connection with any such transaction is in a form other than cash or readily marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations or recapitalizations and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. In all events, appropriate adjustment shall be made in the application of the provisions of this Note (including adjustment of the conversion price and number of shares of Common Stock into which this Note is then convertible pursuant to the terms and conditions of this Note) with respect to the rights and interests of the Lender after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization or recapitalization upon conversion of this Note.

         (b) Adjustments for Split, Subdivision or Combination of Shares. If the Company at any time while this Note remains outstanding and unconverted, shall split or subdivide any class of securities into which this Note may be converted into a greater number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such split or subdivision shall be proportionately increased and the conversion price for such class of securities shall be proportionately decreased. If the Company at any time while this Note, or any portion hereof, remains outstanding and unconverted shall combine any class of securities into which this Note may be converted, into a lesser number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such combination shall be proportionately decreased and the conversion price for such class of securities shall be proportionately increased.

         (c) Adjustments for Dividends and Other Distributions in Stock or Other Securities or Property.

              (i) In case the Company shall pay or make a dividend or other distribution on shares of any class of capital stock payable in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for determining the entitlement of and holders of any such class of capital stock entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. (For the purposes of determining adjustments to the Conversion Price as set forth herein, shares of Common Stock held in the treasury of the Company, and distributions or issuances in respect thereof, shall be disregarded.)

              (ii) In case the Company shall, by dividend or otherwise, distribute to holders of its Common Stock evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets (other than Common Stock, or options, rights or warrants to subscribe for or purchase any securities convertible into or exchangeable for shares of Common Stock, or a dividend or distribution payable exclusively in cash), the Conversion Price in effect immediately prior to the close of business on the date fixed for the payment of such distribution shall be reduced by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the Market Price (as defined below) on the date fixed for such payment less the then fair market value (as determined in good faith by the Board of Directors, whose good faith determination shall be described in a resolution of the Board of Directors) of the portion of such evidences of indebtedness, shares of capital stock, other securities, cash and assets distribution per share of Common Stock and (B) the denominator shall be such Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph by reference to the actual or when-issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Market Price for such purposes.

         (d) Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Stock (as defined below), or issue any securities convertible into or exchangeable for shares of Stock, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such options, rights, warrants or such convertible or exchangeable securities, or without consideration, the Conversion Price in effect immediately prior to the issuance of such options, rights, warrants or such convertible or exchangeable securities, as the case may be, shall be reduced to a price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Conversion Price in effect immediately prior to such issuance or sale, multiplied by (b) the total number of shares of Stock outstanding immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Stock outstanding immediately after such issuance or sale. For purposes of calculating (A) and (B), the shares issuable and consideration received upon issuance shall be determined in all respects in accordance with the terms of Section 5(b) of the Warrant, of like date with this Note, between the Lender and the Company.

         (e) Additional Shares of Stock. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock, other than the issuances or sales referred to in Sections 5(a) -
(d) and (h) hereof, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Conversion Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Conversion Price in effect immediately prior to such issuance or sale, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation.

         For purposes of any computation to be made in accordance with Section 5(d) and 5(e), the following provisions shall be applicable:

              (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration, shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription price, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other persons or entities performing similar services), less any amounts payable to the security holders or their affiliates, including, without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable thereunder whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

              (ii) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company, whose good faith determination shall be described in a resolution of the Board of Directors.

              (iii) Shares of Stock issuable by way of dividend or other distribution on any capital stock of the Company (other than Common Stock) shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

              (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Stock for consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Stock shall be determined as provided in Section 5(e)(ii).

              (v) For the purposes of determining adjustments to the Conversion Price as set forth herein, shares of Common Stock held in the treasury of the Company, and distributions or issuances in respect thereof, shall be disregarded.

         (f) Definition of Stock. For the purpose of this Section 5, the term "Stock" shall mean (i) the class of stock designated as Common Stock in the Amended and Restated Articles of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         (g) Other  Definitions.  For the purpose of any computation  under this
Section 5 the "Market Price" shall be with respect to any day (i) the average of the closing bid and asked share prices quoted for the Common Stock on the NASD Over-the-Counter Bulletin Board for the ten (10) Trading Days immediately preceding such date or (ii) if the Common Stock is then traded on a national securities exchange or The Nasdaq Stock Market or, the average of the high and low sale prices of the Common Stock reported on The Nasdaq Stock Market or such national securities exchange for the ten (10) Trading Days immediately preceding such date. If the Market Price cannot be calculated as of such date on either of the foregoing bases, the Market Price shall be the fair market value as determined on a reasonable basis and in good faith by the Board of Directors of the Company. When used with respect to any issuance or distribution, the date of measurement of the Market Price shall be the first date on which the Common Stock trades in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution. "Trading Day" shall mean a day during which trading in securities generally occurs in the applicable securities market or on the principal securities exchange or bulletin board on which the Common Stock is then traded, listed or quoted.

(h) No Adjustment of Conversion Price in Certain Cases. No adjustment of the Conversion Price shall be made:

              (i) Upon issuance or sale of this Note or shares of Common Stock issuable upon conversion of or payment of interest on this Note, or the other Notes issued in connection herewith and shares of Common Stock underlying such Notes, or shares of Common Stock issuable upon exercise of other options, warrants and convertible securities outstanding as of the date hereof.

              (ii) Upon the issuance or sale of any shares of capital stock, or the grant of options or warrants exercisable therefor, issued or issuable after the date of this Note, to directors, officers, employees, advisers and consultants of the Company or any subsidiary pursuant to any incentive or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement or restricted stock plan, employee stock ownership plan, consulting agreement, stock appreciation right, stock depreciation right, bonus stock arrangement, or such other similar compensatory options, issuances, arrangements, agreements or plans approved by the Board of Directors.

              (iii) Upon the issuance of any shares of capital stock or the grant of warrants or options (or the exercise thereof) as consideration in a bona fide business acquisition or strategic transaction by the Company, other than in connection with a financing transaction.

              (iv) Upon the  issuance of any shares of capital  stock to satisfy
(a) interest or dividend obligations on the Company's preferred stock existing on the date hereof; or (b) obligations to pay penalties for failure to comply with registration requirements.

         (i) Minimum Adjustment. If the amount of said adjustment shall be less than one cent ($0.01) per security issuable upon conversion of this Note, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent ($0.01) per security issuable upon conversion of this Note.

      6. Further Adjustments. In case at any time or, from time to time, the Company shall take any action that affects the class of securities into which this Note may be converted under Section 2, other than an action described herein, then, unless such action will not have a adverse effect upon any rights of the Lender, the number of shares of such class of securities (or other securities) into which this Note is convertible shall be adjusted in such a manner and at such time as shall be equitable in the circumstances. To the extent permitted by applicable law,


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

the Company from time to time may decrease the Conversion Price or increase the number of shares into which this Note shall be convertible by any amount for any period of time if the Board of Directors shall have made a determination that such decrease or increase would be in the best interests of the Company, which determination shall be conclusive.

      7. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 5 or Section 6, the Company at its sole expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Lender, furnish or cause to be furnished to Lender a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number and class of securities and the amount, if any, of other property which at the time would be received upon the conversion of this Note under Section 2.

      8. Payment of Taxes. The Company will pay all taxes (other than taxes based upon income or other taxes required by law to be paid by the holder) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of this Note, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Note so converted was registered.

      9. Additional Amounts. All payments of, or in respect of, principal of, and interest on, this Note by the Company will be made without deduction or withholding for or on account of any present or future taxes, assessments, duties or other governmental charges imposed or levied by or on behalf of the United States or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of the U.S. tax is required by law.

      10. Covenants of Company. The Company covenants and agrees that so long as this Note is outstanding, it will comply with the affirmative and negative covenants set forth in Sections 3.1 and 3.2 of the Security Agreement.

      11. Events of Default. Upon the occurrence of an Event of Default (as defined in the Security Agreement), Lender may by notice to the Company take any or all of the following actions, without prejudice to the rights of the holder of any other Note to enforce its claims against the Company: (i) declare the Principal Amount and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become forthwith due and payable without presentment, demand protest or other notice of any kind, all of which are hereby waived by the Company, (ii) proceed to enforce or cause to be enforced any remedy provided under any of the Security Documents (as defined in the Security Agreement), (iii) exercise any other remedies available at law or in equity, including specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 4.1(b) of the Security Agreement (Bankruptcy), then (without prejudice to the rights and remedies specified in clause (iii) above) automatically, without notice, demand or any other act by Lender, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

      12. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and holders holding Notes evidencing, in the aggregate, an amount equal to not less than 50.1% of the aggregate principal amount of all Notes then outstanding.

      13. Notices. All notices, requests, consents, and other communications in connection with this Note shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) business day after being sent via a reputable overnight courier service guaranteeing next business day delivery in the Lender's country or region, or (iii) an actual receipt of delivery by telecopier, in each case delivery shall be made to the intended recipient as set forth below:

          If to the Company:

          Vital Living, Inc.
          5080 North 40th Street,
          Suite 105, Phoenix, AZ 85018
          Telecopier No.: (602) 952-7129
          Attention: Stuart A. Benson, President (e-mail: cafestu@aol.com)

          With a copy to:
          Graubard Miller
          600 Third Avenue
          New York, New York 10016
          Telecopier No.: (212) 818-8881
          Attention: David Alan Miller, Esq. (e-mail: dmiller@graubard.com)

          If to the Lenders:
          To the address set forth on the front page of this Note

          In either case, with a copy to:

          HCFP/Brenner Securities, LLC
          888 Seventh Avenue
          17th Floor
          New York, New York 10106
          Telecopier No.: (212) 707-0378
          Attention: Ira Greenspan (e-mail: igreenspan@hcfpbrenner.com)

         All notices and other communications in connection with this Note shall be (x) mailed by first-class certified or registered mail, postage prepaid, and
(y) sent by telecopier delivery, to the address and telecopier number furnished to the Company in writing by the last Lender of this Note who shall have furnished an address to the Company in writing. In the case of a Redemption Notice, such notice shall be provided by (x) telecopier delivery and (y) courier or hand delivery, and not by first-class certified or registered mail as prescribed above. All notices and other communications from the Lender of this Note or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth above. If the Company should at any time change the location of its principal office to a place other than as set forth below, then it shall give prompt written notice to the Lender of this Note and thereafter all references in this Note to the location of its principal office at the particular time shall be as so specified in such notice. The Lender may also change the address to which notices, requests, consents or other communications hereunder are to be delivered to it by giving the Company notice in the manner set forth in this Section.

      14. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

      15. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

      16. Governing Law. This Note shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

      17. Waivers. The nonexercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      18. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.



                                        VITAL LIVING, INC.


                                        By /s/ Stuart A. Benson
                                           --------------------------
                                           Name:  Stuart A. Benson
                                           Title: President



Acknowledged and Accepted:



/s/ Donald Nicholson
--------------------
    (Investor)
    Donald Nicholson
    Finance Director
    SkyePharma PLC